Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of the 7th day of July, 2005, by and among VitalStream, Inc., a Delaware corporation (the "Company"), and Philip N. Kaplan ("Employee").

RECITALS

WHEREAS, the parties entered into that certain Employment Agreement dated as of October 18, 2002, as amended by First Amendment to Employment Agreement of October 18, 2002 (the "Agreement"); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment. Section 2 (Services) of the Agreement is hereby amended such that it reads in its entirety as follows:

"Employee shall serve as President and Chief Operating Officer of the Company and perform such services for the Company as are customary for such position and as may be assigned to him from time to time by the Chief Executive Officer of the Company, to whom Employee shall report."

2.	Continuing Enforceability. In all respects, other than as specifically set forth in this
Amendment, the Agreement shall remain unaffected by this Amendment, and the Agreement shall continue in full force and effect, subject to the terms and conditions thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the date first written above.

VITALSTREAM, INC.			EMPLOYEE

By:	/s/	Jack Waterman	/s/	Philip N. Kaplan

		Jack Waterman, CEO		Philip N. Kaplan